UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934
Date of report (Date of earliest event reported): May 1, 2007
WESTMORELAND COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (719) 442-2600

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 2, 2007, Westmoreland Coal Company, a Delaware corporation (the “Company”), entered into a Standby Purchase Agreement (the “Standby Agreement”) with Tontine Capital Partners, L.P. (“Tontine”) under which Tontine agreed to certain standby commitments with respect to the Company’s planned rights offering (the “Rights Offering”) to holders of its common stock, par value $2.50 per share (the “Common Stock”). The minimum size of the Rights Offering is $85,000,000. The price at which holders of rights may purchase shares of Common Stock (the “Subscription Price”) is $18.00 per share.
     Tontine and its affiliates currently own 17.1% of the outstanding Common Stock. Tontine has agreed to subscribe for and purchase Tontine’s and its affiliates’ pro rata portion of the shares offered in the Rights Offering. Subject to the limit described below, Tontine has also agreed to act as a “Standby Purchaser” to purchase any shares not subscribed for in the Rights Offering. If, after giving effect to its purchase of common shares not purchased by other stockholders, Tontine and its affiliates’ own less than 25% of the fully diluted shares of Common Stock, Tontine will have the option to purchase an additional number of shares of Common Stock at the Subscription Price, up to such amount that will result in Tontine’s and its affiliates’ owning not more than 25% of the fully diluted shares of Common Stock.
     The Standby Agreement limits the number of shares that Tontine may acquire. Under the Standby Agreement, Tontine has agreed that it will not purchase shares of Common Stock that would result in it or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which it is a member owning 30% or more of the issued and outstanding shares of Common Stock on a fully diluted basis.
     The Company is currently evaluating options for addressing its outstanding Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), each of which is represented by four depositary shares (“Depositary Shares”). The options include an exchange offer of Common Stock for Depositary Shares. The Company has not decided what the terms of such an offer might be, and there can be no assurance that an exchange offer will occur. The Company intends to use a portion of the proceeds from the Rights Offering to redeem the Depositary Shares that are outstanding at the conclusion of the Rights Offering. The Certificate of Designation governing the Series A Preferred Stock permits the Company to redeem the Depositary Shares for a redemption price per Depositary Share of $25.00 plus accumulated and unpaid dividends per Depositary Share.
     The Rights Offering and the Standby Agreement are subject to the approval of the Company’s stockholders. In addition, the Rights Offering will not commence until the Company files a registration statement covering it with the Securities and Exchange Commission and the SEC declares that registration statement effective. The Company anticipates that it will declare a record date for the Rights Offering shortly before the commencement of that offering.
     Tontine’s obligation to fulfill its standby commitment under the Standby Agreement and purchase the additional shares of Common Stock is subject to the following conditions:
•	customary closing conditions, including: (i) that the Company’s representations and warranties in the Standby Agreement are true and correct in all material respects, (ii) that the Company deliver a duly executed copy of the registration rights agreement referred to below, (iii) that subsequent to the execution of the Standby Agreement, there has not been a material adverse effect on the Company’s financial condition, earnings, financial position, operations, assets, results of operation, business or prospects (a “Material Adverse Effect”), or any event or circumstance that is reasonably likely to result in a Material Adverse Effect, and (iv) that no market adverse effect (including (A) the suspension by the SEC or the American Stock Exchange of trading in Common Stock, the suspension or limitation of trading in securities generally on the American or New York Stock Exchanges or Nasdaq Global Market, or the establishment of minimum prices on any of these markets, (B) the declaration of a banking moratorium by United States federal or New York State authorities, or (C) any material new outbreak or material escalation of hostilities or any declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets) (a “Market Adverse Effect”) has occurred and is continuing;

•	obtaining the approval by the Company’s stockholders of the transactions contemplated by the Standby Agreement;

•	the absence of a judgment or other legal restraint that prohibits or renders unachievable the completion of the Rights Offering or the transactions contemplated by the Standby Agreement;

•	the SEC shall have declared the registration statement for the Rights Offering effective, the Company shall have complied with any request of the SEC to include additional information in the registration statement, no stop order suspending the effectiveness of the registration statement shall have been issued, and the SEC shall not have initiated a proceeding seeking such an order; and

•	the shares of Common Stock to be issued in the transaction shall have been authorized for listing on the American Stock Exchange.
     The obligations of Tontine are also subject to the condition that, on or prior to the closing, two designees of Tontine who are reasonably acceptable to the Company’s Board of Directors (“Board”) are appointed to the Board.
     Tontine may terminate the Standby Agreement if there is a Material Adverse Effect or Market Adverse Effect that is not cured within 21 days after the occurrence thereof. The Company and Tontine can each terminate the Standby Agreement if the other materially breaches the agreement and does not cure that breach within 15 days after receipt of a written notice of the breach. The Company and Tontine can also terminate the Standby Agreement if the closing of the Rights Offering has not occurred by November 15, 2007.
     If the Board changes its recommendation of the Standby Agreement and Tontine subsequently terminates the Standby Agreement under certain circumstances, or if Tontine terminates the Standby Agreement because the Company has materially breached the Standby Agreement, then the Company may be obligated to sell Tontine up to 19.9% of the outstanding shares of the Common Stock, at the Subscription Price, but not to exceed that number of shares that would result in Tontine’s and its affiliates’ owning not more than 25% of the fully diluted outstanding shares of Common Stock. If Tontine exercises its option to purchase such shares of Common Stock and the Company has received an Acquisition Proposal (as defined in the Standby Agreement), the Company may elect to pay to Tontine a fee of $10,000,000 instead of selling such shares of Common Stock to Tontine.

     In connection with the Standby Agreement, the Company has agreed that, upon the closing of the transactions contemplated by the Standby Agreement, it will enter into a registration rights agreement with Tontine and its affiliates in the form attached to the Standby Agreement. Pursuant to such registration rights agreement, the Company will register the resale of the shares of Common Stock that Tontine and its affiliates hold.
     The foregoing description of the Standby Agreement and the registration rights agreement are qualified in their entirety by reference to the Standby Agreement and the form of the registration rights agreement which are attached hereto as Exhibit 10.1, and are incorporated by reference into this Item 1.01.
     The Company has entered into an amendment to its Amended and Restated Rights Agreement dated as of February 7, 2003 to permit the transactions contemplated by the Standby Agreement. A copy of the First Amendment to Amended and Restated Rights Agreement is incorporated by reference into this Current Report on Form 8-K and into this Item 1.01.
     On May 2, 2007, the Company issued a press release announcing it had entered into the Standby Agreement. A copy of this press release is attached hereto as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 2, 2007, the Company announced that the Board of Directors had terminated the employment of Christopher K. Seglem as the Company’s Chairman of the Board, President and Chief Executive Officer effective May 1, 2007. The Board has elected Keith E. Alessi as interim Chief Executive Officer and interim President effective May 2, 2007. Mr. Alessi, 52, is a member of the Board of Directors and chairman of the audit committee of both Town Sports International Holdings, Inc. and H&E Equipment Services, Inc. He is also a member of the Board of Directors of MWI Veterinary Supply, Inc. Since 1999, Mr. Alessi has been an adjunct professor of law at The Washington and Lee University School of Law and since 2001 has been an adjunct lecturer of business at the Ross School of Business at the University of Michigan. He served previously as CEO and CFO of a number of public companies.
     The Company has agreed to pay Mr. Alessi $40,000 per month and grant him options to purchase 100,000 shares, one-thirty-sixth of which will vest each month for the next twelve months, the next third of which will vest on the second anniversary of the date of grant, and the final third of which will vest on the third anniversary of the date of grant. The exercise price for the options is equal to the fair market value of the Company’s common stock on the date of grant. The options were granted pursuant to the Company’s stockholder-approved 2002 Long-Term Incentive Stock Plan. The Company has also agreed to pay Mr. Alessi’s temporary housing expense and to reimburse him at the normal commercial, coach rate if Mr. Alessi uses his personal airplane for Company business.
     The Board has appointed Robert E. Killen, a Westmoreland director and the Vice Chairman of the Board of Directors, as interim, non-executive Chairman of the Board.
     On May 1, Roger D. Wiegley, the Company’s General Counsel and Secretary, submitted his resignation, effective June 1. Mr. Wiegley has orally advised the Board that he is willing to postpone his departure to provide an additional transition period, and the effective date of Mr. Wiegley’s resignation has not been finally determined.
     The press release attached hereto as Exhibit 99.1, which discusses the Rights Offering and Standby Agreement, also addresses Mr. Seglem and Mr. Alessi.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 4.1	First Amendment to Amended and Restated Rights Agreement dated as of May 2, 2007 between Westmoreland Coal Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit (l) to Amendment No. 2 to Form 8-A filed May 4, 2007)

Exhibit 10.1	Standby Purchase Agreement dated May 2, 2007 between Westmoreland Coal Company and Tontine Capital Partners, L.P., including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively

Exhibit 99.1	Press release dated May 2, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2007

WESTMORELAND COAL COMPANY
By:	/s/ Roger D. Wiegley
	Name:	Roger D. Wiegley
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	First Amendment to Amended and Restated Rights Agreement dated as of May 2, 2007 between Westmoreland Coal Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit (l) to Amendment No. 2 to Form 8-A filed May 4, 2007)

Exhibit 10.1	Standby Purchase Agreement dated May 2, 2007 between Westmoreland Coal Company and Tontine Capital Partners, L.P., including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively

Exhibit 99.1	Press release dated May 2, 2007